                                                                   EXHIBIT 99.76

                                                                  EXECUTION COPY


                              STOCKHOLDER AGREEMENT

                  This Stockholder Agreement (this "Agreement") is made and entered into as of December 14, 2001, by and among Vivendi Universal, S.A., a societe anonyme organized under the laws of France ("Stockholder"), General Motors Corporation, a Delaware corporation ("GM") and Hughes Electronics Corporation, a Delaware corporation (together with any successor thereto, as further defined below, the "Company").

                  WHEREAS, the Company, a wholly owned subsidiary of GM, and EchoStar Communications Corporation, a Nevada corporation ("EchoStar"), desire to combine the business of the Company with the business of EchoStar, following the separation of the Company from GM, pursuant to a merger of EchoStar with and into the Company, with the Company as the surviving corporation (the "Merger"), as contemplated by the Merger Agreement (as defined below); and

                  WHEREAS, the Merger will occur pursuant to an Agreement and Plan of Merger by and among the Company and EchoStar, dated as of October 28, 2001, as amended from time to time (the "Merger Agreement");

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  Section 1.1. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

                  (a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  (b) "Amended and Restated Bylaws" shall mean the Amended and Restated Bylaws of the Company, as in effect at the Merger Effective Time and, thereafter, as amended or restated from time to time.

                  (c) "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as in effect at the Merger Effective Time and, thereafter, as amended or restated from time to time.





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                  (d) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.


                  (e) "Company" shall mean Hughes Electronics Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its business and assets, including without limitation, the surviving corporation of the Merger.

                  (f) "Control" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  (g) "Equity Securities" shall mean any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) of capital stock, membership interests or equivalent ownership interests in or issued by the Company.

                  (h) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (i) "Investment Agreement" means that certain Investment Agreement, by and between EchoStar and Stockholder, dated as of the date hereof.

                  (j) "Merger Effective Time" shall mean the consummation of the Merger provided for in Article 1 of the Merger Agreement (as in effect on the date hereof).

                  (k) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a governmental or regulatory body or any department, instrumentality or agency thereof, and any court, but does not include a pension plan or a retirement plan (including a pension trust or retirement trust formed in connection with such a plan).

                  (l) "Second Anniversary" shall mean the date that is the second anniversary of the Merger Effective Time.

                  (m) "Tax Affiliate" shall mean any Person, other than a Tax Related Party, if at least five percent (measured by either voting power or value) of the stock or other equity interests in that Person are owned directly or indirectly by Stockholder and its Tax Related Parties, taken together.

                  (n) "Tax Related Party" shall mean (i) any Person related to Stockholder within the meaning of Section 267(b) or Section 707(b)(1) of the Code that is Controlled by Stockholder, (ii) any Controlled Affiliate of Stockholder and (iii) any Person acting as agent for or at the behest of Stockholder or any Person described in clauses (i) or (ii) hereof.


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                                   ARTICLE 2

                          RESTRICTIONS ON ACQUISITIONS

                  Section 2.1. Certain Restrictions on the Purchase of Shares. From the date of this Agreement until the first day after the Second Anniversary, Stockholder shall not enter into, and shall not permit any Tax Related Party to enter into, and Stockholder shall take and shall cause each Tax Related Party to take commercially reasonable actions to prevent any Tax Affiliate from entering into, any transaction or series of transactions pursuant to which, for purposes of Section 355(e) of the Code, Stockholder, any Tax Related Party or any Tax Affiliate (i) would acquire (other than solely by reason of the constructive ownership rules contained in Section 355(e)(4)(C)(ii) of the Code) any Equity Securities or any rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Equity Securities or (ii) would acquire (other than solely by reason of the constructive ownership rules contained in Section 355(e)(4)(C)(ii) of the Code)
(x) any interest in any Equity Securities, (y) any instrument that is treated, for purposes of Section 355(e) of the Code, as an option to acquire any interest in any Equity Securities or (z) any other security or instrument (including any derivative contract), the value of which is determined principally by reference to Equity Securities, or enter into any agreement, understanding or arrangement or any substantial negotiations with respect to any such transaction. Notwithstanding the foregoing, nothing in this Section 2.1 shall preclude Stockholder and its Tax Related Parties from acquiring ownership of Equity Securities (i) directly from the Company or its predecessors (including pursuant to the Investment Agreement), (ii) in exchange for EchoStar stock in the Merger or (iii) on settlement of the CVRs (as defined in the Investment Agreement) or pursuant to Section 4.04 of the Investment Agreement.

                  Section 2.2. Restriction on Acquisition of GM Class H Common Stock and GM $1-2/3 Common Stock. From the date of this Agreement until the Merger Effective Time, Stockholder shall not acquire, and shall not permit any of its Tax Related Parties to acquire, and Stockholder shall take and shall cause each Tax Related Party to take commercially reasonable actions to prevent any Tax Affiliate from acquiring, for purposes of Section 355(e) of the Code (other than solely by reason of the constructive ownership rules contained in Section 355(e)(4)(C)(ii) of the Code), (x) any interest in shares of GM's Class H common stock, par value $0.10 per share ("GM Class H Common Stock") or GM's common stock, par value $1-2/3 per share ("GM $1-2/3 Common Stock"), (y) any instrument that is treated, for purposes of Section 355(e) of the Code, as an option to acquire any interest in any shares of GM Class H Common Stock or GM $1-2/3 Common Stock or (z) any other security or instrument (including any derivative contract), the value of which is determined principally by reference to GM Class H Common Stock or GM $1-2/3 Common Stock, or enter into any agreement, understanding or arrangement or any substantial negotiations with respect to any such acquisition.

                  Section 2.3. Non-Permitted Transfers. Any attempted acquisition of Equity Securities, GM Class H Common Stock or GM $1-2/3 Common Stock other than in accordance with this Agreement shall be void, and the Company or GM, as applicable,

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shall refuse to recognize any such attempted acquisition and shall not reflect on its records any change in record ownership of any Equity Securities, GM Class H Common Stock or GM $1-2/3 Common Stock pursuant to any such attempted acquisition.

                  Section 2.4. The Ruling Request. Stockholder shall use commercially reasonable efforts to cooperate with GM in the preparation of the Ruling Request (as defined in the Implementation Agreement by and among GM, the Company and EchoStar, dated as of October 28, 2001, as amended from time to time (the "Implementation Agreement")) and any other IRS Submissions (as defined in the Implementation Agreement) and shall use commercially reasonable efforts to provide GM with such representations and warranties and such covenants as may be requested by the IRS (as defined in the Implementation Agreement) or reasonably requested by GM in connection with the Ruling Request or any other IRS Submission.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to the Company and GM as follows:

                  (a) Due Authorization and Execution. Stockholder is duly organized and validly existing under the laws of France and has all requisite corporate power and authority to carry on its business as presently conducted. The execution and delivery of this Agreement by Stockholder has been duly authorized by all necessary action on behalf of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

                  (b) No Conflicts; Consents. The execution and delivery of this Agreement by Stockholder will not:


                           (i) violate any provision of the Restated Corporate Statutes of Stockholder;

                           (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any liens, pledges, security interests, preemptive rights, charges, restrictions, claims or other encumbrances of any kind or nature (collectively, "Encumbrances") upon any of the properties or assets of Stockholder or its Affiliates under any of the terms, conditions or provisions of any material note,


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         bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which Stockholder is a party;

                           (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder; or

                           (iv) require any consent or approval of, or registration or filing by Stockholder or any of its Affiliates with, any third party or governmental authority.

                  (c) Ownership of GM Class H Common Stock and GM $1-2/3 Common Stock. To the knowledge of Stockholder, neither Stockholder nor any of its Tax Related Parties or Tax Affiliates owns, for purposes of Section 355(e) of the Code (other than solely by reason of the constructive ownership rules contained in Section 355(e)(4)(C)(ii) of the Code), (x) any interest in shares of GM Class H Common Stock or GM $1-2/3 Common Stock, (y) any instrument that is treated, for purposes of Section 355(e) of the Code, as an option to acquire any interest in any shares of GM Class H Common Stock or GM $1-2/3 Common Stock or (z) any other security or instrument (including any derivative contract), the value of which is determined principally by reference to GM Class H Common Stock or GM $1-2/3 Common Stock, or has entered into any agreement, understanding or arrangement or any substantial negotiations with respect to any such ownership.

                  Section 3.2. Representations and Warranties of the Company. The Company represents and warrants to Stockholder and GM as follows:

                  (a) Corporate Power and Authority. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all corporate power to carry on its business as now conducted. The Company has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

                  (b) No Conflicts; Consents. The execution and delivery of this Agreement by the Company will not:

                           (i) violate any provision of the Company's certificate of incorporation or bylaws;

                           (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of

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         any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrances upon any of the properties or assets of the Company or its Affiliates under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party;

                           (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or

                           (iv) require any consent or approval of, or registration or filing by the Company or any of its Affiliates with, any third party or governmental authority.

                  Section 3.3. Representations and Warranties of GM. GM represents and warrants to the Company and Stockholder as follows:

                  (a) Corporate Power and Authority. GM is a corporation validly existing and in good standing under the laws of the State of Delaware, with all corporate power to carry on its business as now conducted. GM has all requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by GM has been duly authorized by all necessary corporate action on the part of GM. This Agreement has been duly executed and delivered by GM, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of GM, enforceable against GM in accordance with its terms, except as enforceability may be limited by bankruptcy, similar laws of debtor relief and general principles of equity.

                  (b) No Conflicts; Consents. The execution and delivery of this Agreement by GM will not:


                           (i) violate any provision of GM's certificate of incorporation or bylaws;

                           (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or both, would constitute a default) under, require the consent of any party under, or entitle any party (with the giving of notice, the passage of time or both) to terminate, accelerate, modify or call a default under, or result in the creation of any Encumbrances upon any of the properties or assets of GM or its Affiliates under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, intellectual property or other license, contract, undertaking, agreement, lease or other instrument or obligation to which GM is a party;

                           (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GM; or


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                           (iv) require any consent or approval of, or
         registration or filing by GM or any of its Affiliates with, any third party or governmental authority.

                                   ARTICLE 4

                  CONSENT TO EXCESS SHARE PROVISION IN CHARTER

                  Section 4.1. Restrictions on Ownership of Securities. Stockholder hereby acknowledges that, for the purpose of protecting the Company and its stockholders from potential adverse tax effects that could result for United States federal income tax purposes from certain changes in ownership of shares of the Company's stock in light of the Company's participation in the Spin-Off and the Merger and related transactions, the Amended and Restated Certificate of Incorporation shall contain a restriction on the ownership or transfer of stock of the Company to the extent that such stock otherwise would be owned, directly or indirectly for purposes of Section 355(e) of the Code, by Stockholder or certain Persons that are related to Stockholder for tax purposes. In general, these restrictions will cause the transfer of the restricted shares to a trust, which will (i) sell the restricted shares to a permitted transferee and (ii) remit to the purported transferee or owner of the restricted shares an amount generally equal to the lesser of (x) the amount received by the trust on the sale of the restricted shares and (y) the amount paid for the restricted shares (in the case of a purported transferee) or the fair market value of the restricted shares on the date on which the prohibited ownership arose (in the case of a purported owner). The restrictions described in this Section 4.1 shall not apply to shares of the Company's stock acquired by Stockholder or its Tax Related Parties (i) directly from the Company or its predecessors (including pursuant to the Investment Agreement), (ii) in exchange for EchoStar stock in the Merger or (iii) on settlement of the CVRs or pursuant to Section 4.04 of the Investment Agreement. Stockholder hereby consents to the adoption of such restrictions and agrees to be bound by the terms thereof.

                                   ARTICLE 5

                           MARKET ACCESS RESTRICTIONS

                  Section 5.1. Restrictions on Transfer.


                  (a) Stockholder agrees that it shall not make any Transfer (as defined below) from and after the Merger Effective Time until the date which is six (6) months following the Merger Effective Time.

                  (b) If, on the date that is four (4) years and six (6) months after the Merger Effective Time, GM directly or indirectly owns any of the Company's Class C common stock, par value $0.01 per share (or any securities issued or issuable with respect thereto in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification) (the "Class C Common Stock"), then Stockholder shall not make any Transfer until the earlier to occur of (i) the date that is


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five (5) years after the Merger Effective Time and (ii) such time as GM no longer directly or indirectly owns any Class C Common Stock; provided, however, that nothing in this clause (b) shall prohibit Stockholder from making any Transfer the terms (including, without limitation, the specific calendar date of consummation) of which were irrevocably contractually committed to by Stockholder prior to the date that is (4) years and six (6) months after the Merger Effective Time.

                  (c) In connection with any offering which is GM's superpriority offering as contemplated by the letter agreement and term sheet (collectively, the "Term Sheet"), attached as Exhibit K to the Implementation Agreement, or as contemplated by the definitive registration rights agreement which will be entered into prior to the Merger Effective Time between the Company and GM, Stockholder agrees that it shall not make any Transfer (other than any Transfer the terms (including the specific calendar date of consummation) of which were irrevocably contractually committed to by Stockholder prior to the commencement of the applicable period below), during the following applicable period:

                           (i) unless otherwise agreed by the lead underwriter in connection with the offering, commencing on the date which is ten
         (10) days prior to the anticipated effective date of any registration statement (other than a registration statement in connection with any offering conducted on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) and ending on the date which is ninety
         (90) days following such effective date; and

                           (ii) unless otherwise agreed by the lead underwriter in connection with the offering, commencing on the date which is ten
         (10) days prior to the anticipated commencement of distribution in connection with an offering conducted on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and ending on the date which is ninety (90) days following such commencement of distribution;

                  provided, however, that such period shall terminate immediately upon the abandonment of such offering.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, Stockholder shall remain subject to the provisions of this Section
5.1 until such time (the "Termination Time") following the Merger Effective Time that Stockholder, together with its Affiliates, holds a number of shares of Class A Common Stock, par value $0.01 per share, of the Company (or any securities issued or issuable with respect thereto in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification) (the "Class A Common Stock"), which is less than 2% of the total number of shares of Class A Common Stock and Class C Common Stock then outstanding at the time of determination, determined after giving effect to the conversion, exchange and exercise of any equity securities convertible into or exchangeable or exercisable for the Class A Common Stock and Class C Common Stock (other than employee stock options or similar securities issued to


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employees, officers, directors, consultants and other persons pursuant to employee benefit plans) (the "Common Stock Deemed Outstanding"); provided, however, that if at any time after the Termination Time the Stockholder receives shares of Class A Common Stock issued in settlement of the CVRs and, as a result, Stockholder, together with its Affiliates, then holds a number of shares of Class A Common Stock, including such shares issued in settlement of the CVRs, which is 2% or more of the Common Stock Deemed Outstanding, the provisions of this Section 5.1 shall be reinstated and remain in effect with respect to Stockholder until such time thereafter that Stockholder, together with its Affiliates, holds a number of shares of Class A Common Stock, including such shares issued in settlement of the CVRs, which is less than 2% of the Common Stock Deemed Outstanding.

                  (e) Stockholder shall ensure that any person to whom Stockholder makes any Transfer (other than pursuant to a broad public distribution pursuant to Rule 144 under the Securities Act) of any Preferred Stock (as defined in the Investment Agreement), Class A Common Stock or CVRs shall agree in writing to become bound by each of the provisions of this Section.

                  (f) For the purposes of this Section 5.1, the following terms shall have the following meanings:

                           (i) "Hedging Transaction" means (A) directly or indirectly offering, pledging, announcing the intention to sell, selling or contracting to sell any option for, or announcing the intention to purchase, purchasing or contracting to purchase any option for, or granting any option, right or warrant with respect to any Subject Securities, (B) entering into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Subject Securities or (C) any amendment, supplement or modification to any transaction described in clause (A) or (B) above, whether any such transaction described in clause (A), (B) or (C) above is to be settled by delivery of Subject Securities, in cash or otherwise.

                           (ii) "Securities Act" means the Securities Act of 1933, as amended.


                           (iii) "Subject Securities" means Class A Common Stock, Class B Common Stock, par value $0.01 per share, of the Company (or any securities issued or issuable with respect thereto in connection with any stock dividend, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification) (the "Class B Common Stock") and Class C Common Stock or any securities of the Company that are substantially similar to the Class A Common Stock, the Class B Common Stock or the Class C Common Stock, including any securities convertible into or exercisable or exchangeable for, that represent the right to receive, or that have a value derived from shares of Class A Common Stock, Class B Common Stock or Class C Common Stock or any substantially similar securities.

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





                           (iv) "Transfer" means any sale, transfer, or other disposition of Subject Securities (as defined above) (including, without limitation, any sale in compliance with the applicable provisions of Rule 144 under the Securities Act or any successor provision thereto, any offering pursuant to Rule 144A under the Securities Act or any successor provision thereto, any privately-negotiated sale with one or more transferees, any brokerage or market transaction or any block trade transaction), any Hedging Transaction (as defined above) (including any pledge and any disposition upon the foreclosure of any pledge) or any agreement, understanding or arrangement to do any of the foregoing.

                                   ARTICLE 6

                           EFFECTIVENESS AND SURVIVAL

                  Section 6.1. Effectiveness. This Agreement shall become effective as of the date hereof.

                  Section 6.2. Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in
Article 3 of this Agreement shall not survive the Merger Effective Time; provided that the Stockholder's representations and warranties in Section 3.1(c) hereof shall survive until the expiration of the last applicable statute of limitations.

                                   ARTICLE 7

                                  MISCELLANEOUS

                  Section 7.1. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  Section 7.2. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  Section 7.3. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  Section 7.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the


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parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company:

                           Hughes Electronics Corporation
                           200 North Sepulveda Boulevard
                           P.O. Box 956
                           El Segundo, CA 90245
                           Attention: General Counsel
                           Telecopy No.: (310) 456-1089

with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY  10153
                           Attention:  Frederick S. Green and
                                       Michael E. Lubowitz
                           Telecopy No.: (212) 310-8007

(b) if to Stockholder:

                           Vivendi Universal, S.A.
                           42, Avenue de Friedland
                           75380 Paris Cedex 08
                           France
                           Attention: Mr. Guillaume Hannezo
                           Telecopy No.: 33-1-7171-1414

with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention: Faiza J. Saeed, Esq.
                           Telecopy No.: (212) 474-3700

(d) if to GM:
                           General Motors Corporation
                           300 Renaissance Center
                           Detroit, MI 48265-3000
                           Attention: Warren G. Andersen
                           Telecopy No.: (313) 665-4978

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with a copy to:
                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL 60601
                           Attention: R. Scott Falk and Joseph P. Gromacki Telecopy No.: (312) 861-2200
and with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Attention: Robert L. Messineo
                           Telecopy No.: (212) 310-8007

                  Section 7.5. Interpretation; Absence of Presumption.

                  (a) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the use of the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions and (vi) all references to the word "shares" shall be deemed also to refer to fractions of shares, as the context requires.

                  (b) The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  Section 7.6. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

                  Section 7.7. Entire Agreement; Severability.

                  (a) This Agreement (including the documents and the instruments referred to herein) contains the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions,


                                      12


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writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                  (b) If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

                  Section 7.8. No Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder and there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  Section 7.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                  Section 7.10. Jurisdiction. Any suit, action or proceeding seeking to enforce an provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware, or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 7.4 hereof, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                  Section 7.11. Specific Performance. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Accordingly, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. Any requirements for the securing or posting of any bond with such remedy are waived.

                  Section 7.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs and assigns.

                  Section 7.13. Company Reorganization.

                  (a) The parties acknowledge and agree that GM and the Company may, prior to the Spin-Off Effective Time (as defined in the Implementation Agreement), implement a corporate reorganization (the "Company Reorganization"), which would result in the creation of a holding company (organized as a Delaware corporation) that would exist above the Company as a parent company and below GM as a wholly owned subsidiary, either directly or through a wholly owned limited liability company ("Hughes Holdings"). As a result of the Company Reorganization, the holder of common stock, par value $0.01 per share, of the Company would become the holder of common stock, par value $0.01 per share, of Hughes Holdings. Hughes Holdings would then be the entity that would be separated from GM in accordance with the terms of the Implementation Agreement and would merge with EchoStar in accordance with the terms of the Merger Agreement.

                  (b) Upon the reasonable request of any party hereto, subject to the agreement of each of the parties (whose agreement will not be unreasonably withheld or delayed), the parties shall promptly amend and restate this Agreement to the extent appropriate to reflect the implementation of the Company Reorganization and the matters addressed in this Section 7.13, and the parties hereby agree to execute and deliver any such amendment and restatement of this Agreement prior to the implementation of the Company Reorganization.

                  Section 7.14. Other Strategic Investors. If (i) after the date hereof but prior to the Second Anniversary, the Company agrees to issue stock or equity-related securities in exchange for gross proceeds of at least five hundred million dollars ($500,000,000) to a strategic investor other than Stockholder and (ii) the new strategic investor is subject to restrictions on the acquisition of Equity Securities that are less restrictive than the restrictions imposed on Stockholder pursuant to Section 2.1 hereof (which less restrictive provisions shall require the consent of GM), then, from and after the time of such investment, Section 2.1 hereof shall be deemed to be amended to conform to such less restrictive provisions imposed on the new strategic investor.

                            [signature page follows]


                                       14
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                  IN WITNESS WHEREOF, each of the undersigned, intended to be legally bound, has caused this Agreement to be duly executed and delivered on the date first above written.

                                   STOCKHOLDER

                                   VIVENDI UNIVERSAL, S.A.


                                   By: /s/ Jean - Marie Messier
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   HUGHES ELECTRONICS
                                   CORPORATION


                                   By: /s/ Larry D. Hunter
                                      -----------------------------------------
                                      Name:  Larry D. Hunter
                                      Title: Vice President

                                   GENERAL MOTORS CORPORATION


                                   By: /s/ Warren G. Andersen
                                      -----------------------------------------
                                      Name:
                                      Title:




















                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]